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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): November 21, 2005


                            IMPAX LABORATORIES, INC.
                            ------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                                    --------
                 (State or Other Jurisdiction of Incorporation)

                 0-27354                                 65-0403311
                 -------                                 ----------
         (Commission File Number)         (I.R.S. Employer Identification No.)


                     30831 Huntwood Ave., Hayward, CA 94544
                     --------------------------------------
                    (Address of Principal Executive Offices)

                                 (510) 476-2000
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 4.01         CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On November 21, 2005 Deloitte & Touche LLP (Deloitte), the independent registered public accounting firm engaged to audit the Company's financial statements for each of the two years ended December 31, 2004, informed the Company that it declines to stand for re-appointment as the Company's independent registered public accounting firm with respect to the year ending December 31, 2005 and that it will resign upon completion of its audit of the 2004 financial statements or upon its determination that it will be unable to complete the audit or issue a report on such financial statements. Deloitte continues to consult with the Company in connection with the Company's previously disclosed request for advice from the Commission's Office of the Chief Accountant concerning its recognition of revenue under its strategic alliance agreement with a subsidiary of Teva Pharmaceutical Industries, Ltd.

With respect to the additional disclosures required by this item:

(1) The Company has not had any disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure which, if not resolved to Deloitte's satisfaction, would have caused it to make reference to the subject matter of its disagreement in connection with its report with respect to the year ended December 31, 2003 and the subsequent period through November 21, 2005.

(2) Deloitte's report on the Company's 2003 financial statements contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. As the revenue-recognition issues presented to the Office of the Chief Accountant have not yet been resolved, the Company has not completed its financial statements for the year ended December 31, 2004 and, accordingly, Deloitte has not completed its audit of those financial statements or issued a report thereon.

(3) In its current report on Form 8-K filed June 27, 2005, the Company described five material weaknesses in its internal controls over financial reporting as of December 31, 2004 that were brought to its attention by Deloitte. In addition, in connection with its audit of the Company's financial statements for the year ended December 31, 2003 Deloitte informed the Audit Committee of the Company's Board of Directors of three significant deficiencies in the Company's internal controls deemed to constitute reportable conditions under standards established by the American Institute of Certified Public Accountants. The deficiencies related to the manner in which the Company calculated its accrual for returns of products sold directly by the Company, the manner in which the Company capitalized inventory, and the lack of formal documentation of the Company's consideration of the appropriate accounting for its contracts, strategic alliances and financing arrangements. The Company believes that it has corrected these material weaknesses and significant deficiencies.

(4) During the process of auditing the Company's 2004 financial statements Deloitte advised the Company of the need to expand, and has in fact expanded, the scope of its audit, primarily with respect to transactions under the Teva strategic alliance agreement.

(5) The audit committee of the Company's board of directors has discussed the identified weaknesses and deficiencies in internal controls and expansion of the

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scope of the 2004 audit with Deloitte. The Company has authorized Deloitte to respond fully to the inquiries of the successor independent accountant concerning the subject matter of the identified weaknesses in internal controls and expansion of the scope of the 2004 audit. The Company has not yet engaged a new independent accountant to audit its 2005 financial statements

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

(d)      Exhibits

Exhibit No.  Description
-----------  -----------
99.1         Letter from Deloitte as to Item 4.01 (to be filed by amendment).































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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     IMPAX LABORATORIES, INC.


Date:  November 28, 2005             By:  /s/ Arthur A. Koch
                                          -------------------------------------
                                           Arthur A. Koch
                                           Chief Financial Officer






































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